Registration No. 333-103689



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                  Kansas                               48-0457967
       (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)             Identification No.)


            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
       (Shares previously issuable under the 1990 Restricted Stock Plan)
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------

                                EXPLANATORY NOTE


     This Registration Statement as originally filed related to the offering of 3,500,000 shares of FON Common Stock and 3,500,000 shares of PCS Common Stock issuable under the 1990 Restricted Stock Plan, which was adopted as a subsidiary plan under and pursuant to the 1997 Long-Term Stock Incentive Program (the "1997 Program"), which had been approved by Sprint's shareholders. As previously reported, Sprint's Board of Directors combined the 1990 Restricted Stock Plan with and into the 1997 Program to form a single plan (the "Plan Combination"). The shares of FON Common Stock covered by this Registration Statement and not previously issued under the 1990 Restricted Stock Plan before the Plan Combination will be issued in connection with awards of restricted stock granted under the 1997 Program.

     On February 28, 2004, Sprint's Board of Directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Conversion Date"). 888,360 shares of PCS Common Stock were issued before the Conversion Date, leaving 2,611,640 shares of PCS Common Stock. Following the recombination of the PCS Common Stock and the FON Common Stock, no shares of PCS Common Stock may be issued. Accordingly, the purpose of this Post-Effective Amendment No. 2 is to deregister the remaining 2,611,640 shares of PCS Common Stock covered by this Registration Statement.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

 24.      Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 18th day of January, 2005.

                                   SPRINT CORPORATION



                                   By  /s/ Claudia S. Toussaint
                                      (Claudia S. Toussaint, Vice President)




     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                   Date

                        Chairman of the Board and      )
G. D. FORSEE*           Chief Executive Officer        )
                        (Principal Executive Officer)  )
                                                       )
                                                       )
                        Executive Vice President       )
ROBERT J. DELLINGER*    - Chief Financial Officer      )
                        (Principal Financial Officer)  )
                                                       )
                                                       )
                        Senior Vice President and      )
J. P. MEYER*            Controller                     )
                        (Principal Accounting Officer) )
                                                       )
                                                       )   January 18, 2005
                                                       )
DUBOSE AUSLEY*          Director                       )
                                                       )
_____________________                                  )
(Gordon M. Bethune)     Director                       )
                                                       )
                                                       )
E. LINN DRAPER, JR. *   Director                       )
                                                       )
_____________________                                  )
(Deborah A. Henretta)   Director                       )
                                                       )

                                                       )
I. O. HOCKADAY, JR.*    Director                       )
                                                       )
                                                       )
L. K. LORIMER*          Director                       )
                                                       )
                                                       )   January 18, 2005
C. E. RICE*             Director                       )
                                                       )
                                                       )
LOUIS W. SMITH*         Director                       )
                                                       )
                                                       )
GERALD L. STORCH*       Director                       )
                                                       )
_____________________                                  )
(William H. Swanson)    Director                       )







/s/ Claudia S. Toussaint
__________________________________________

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to Power
     of Attorney filed with this Amendment
     to the Registration Statement No.
     333-103689.

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24.      Power of Attorney.